Exhibit 28(j)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in this Registration Statement on Form N-1A of the Formula Investing U.S. Value 1000 Fund, Formula Investing U.S. Value Select Fund, Formula Investing Global Value 500 Fund, Formula Investing Global Value Select Fund, Formula Investing International Value 400 Fund, Formula Investing International Value Select Fund, Gotham U.S. Value 1000 Fund, Gotham Global Value 500 Fund and Gotham International Value 400 Fund, each a series of the FundVantage Trust.

Philadelphia, PA
November 3, 2010